Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

CERTIFICATION

In connection with the Quarterly Report of Jangit Enterprises, Inc. (the “Company”) on Form 10-Q for the period ended April 30, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kelly Kirchhoff, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/Kelly Kirchhoff

Kelly Kirchhoff

Chief Executive Officer

August 17, 2022